As filed with the Securities and Exchange Commission on August 30, 2013

Registration No. 333- 190180

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ABB Ltd

(Exact Name of Registrant as Specified in Its Charter)

Canton of Zurich, Switzerland	N/A
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

P.O. Box 1831, Affolternstrasse 44, CH-8050

Zurich, Switzerland

+41 44 317 7111

(Address and telephone number of Registrant’s principal executive offices)

Power-One, Inc. Amended and Restated 2004 Stock Incentive Plan
Power-One, Inc., Amended and Restated 1996 Stock Incentive Plan

(Full title of the plan)

E. Barry Lyon

Assistant General Counsel

ABB Holdings Inc.

187 Danbury Road
Wilton, CT 06897

Telephone: (203) 563-0416

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Arthur Kohn, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY  10006
(212) 225-2000

EXPLANATORY NOTE

On July 26, 2013, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 333-190180) (the “Form S-8”) registering a total of 674,655 shares of the Registrant’s shares, CHF 1.03 par value per share (the “Shares”), to be issued to participants under the Power-One, Inc., Amended and Restated 2004 Stock Incentive Plan and the Power-One, Inc., Amended and Restated 1996 Stock Incentive Plan.  We are amending the Form S-8 because it included a typographical error.  The address provided for ABB Holdings Inc., our agent for service in the United States (“Holdings”), on the cover page did not reflect that Holdings had, earlier in July 2013, moved to the address now provided.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-190180) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Zurich, Switzerland, on August 30, 2013.

ABB LTD

By:	/s/ Eric Elzvik
	Name:	Eric Elzvik
	Title:	Executive Vice President and
Chief Financial Officer

By:	/s/ Richard A. Brown
	Name:	Richard A. Brown
	Title:	Group Senior Vice President and
Chief Counsel Corporate & Finance

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on August 30, 2013.

	Signature	Title

	*	Chief Executive Officer
	Joe Hogan	(Principal Executive Officer)

	/s/ Eric Elzvik	Executive Vice President and Chief Financial Officer
	Eric Elzvik	(Principal Financial Officer)

Group Senior Vice President and
	*	Head of Group Function Finance and Controlling
	Alex Hall	(Principal Accounting Officer)

	*	Director
Hubertus von Grünberg

	*	Director
Roger Agnelli

	*	Director
Louis R. Hughes

	*	Director
Hans Ulrich Märki

	*	Director
Michel de Rosen

	*	Director
Michael Treschow

	*	Director
Jacob Wallenberg

	*	Director
Ying Yeh

* By:	/s/ Eric Elzvik
Eric Elzvik, Attorney-In-Fact

ABB HOLDINGS INC., its duly authorized representative in the United States

By:	/s/ E. Barry Lyon
Name: E. Barry Lyon
Title: Assistant General Counsel